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Exhibit 10.10

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (COLORADO)

by and from

TELETECH SERVICES CORPORATION ("Grantor")

to

THE PUBLIC TRUSTEE OF THE COUNTY OF DOUGLAS, COLORADO ("Trustee")

for the benefit of

BANK OF AMERICA, N.A.,
in its capacity as Collateral Agent ("Beneficiary")

Dated as of October 24, 2003

Location:	9197 S. Peoria Street
Municipality:	Englewood
County:	Douglas
State:	Colorado

*COLLATERAL CONTAINS FIXTURES*

TO BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Mayer, Brown, Rowe & Maw LLP
190 S. LaSalle Street
Chicago, IL 60603
Attention: Ami G. Scott

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (Colorado)

        THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (Colorado) (this "Deed of Trust") dated as of October 24, 2003 is made by TELETECH SERVICES CORPORATION, a Colorado corporation ("Grantor"), whose address is 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Karen Breen, to THE PUBLIC TRUSTEE OF THE COUNTY OF DOUGLAS, COLORADO("Trustee"), for the benefit of BANK OF AMERICA, N.A. ("Bank of America"), as collateral agent (in such capacity, the "Collateral Agent") for and representative of various creditors of TeleTech Holdings, Inc. (the "Company") under the Intercreditor Agreement referred to below (the Collateral Agent, together with its successors and assigns, "Beneficiary"), having an address at 231 S. LaSalle Street, Chicago, Illinois 60697.

RECITALS

        A.    The Company, various financial institutions (collectively the "Lenders") and Bank of America, as administrative agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement dated as of October 29, 2002 (as amended, restated or otherwise modified from time to time, the "Credit Agreement").

        B.    The Company is a party to a Note Agreement dated as of October 1, 2001 (as amended by the First Amendment to Note Purchase Agreement dated as of February 1, 2003, the Waiver and Second Amendment to Note Purchase Agreement dated as of August 1, 2003 and the Third Amendment to Note Purchase Agreement dated as of September 30, 2003, and as further amended, restated or otherwise modified from time to time, the "Note Agreement") with each of the purchasers listed on Schedule A thereto (the "Purchasers"; the Purchasers together with each other holder of a Note (as defined in the Intercreditor Agreement referred to below), collectively, the "Noteholders" and individually each a "Noteholder").

        C.    Grantor has guaranteed all obligations of the Company under the Credit Agreement, the Note Agreement and certain other financing arrangements pursuant to one or more guaranties (the "Guaranties").

        D.    The obligations of Grantor under the Guaranties are evidenced by a Global Note dated October 24, 2003 (the "Global Note") payable to the Collateral Agent for the benefit of each of the Benefited Parties (as defined below).

        E.    Pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"), the Administrative Agent, on behalf of itself and the Lenders, the Purchasers and the Collateral Agent have agreed that (i) certain obligations of the Company and various subsidiaries shall be secured and guaranteed pari passu and (ii) Bank of America shall act as collateral agent for the holders of such obligations (such holders, together with the Collateral Agent, the "Benefited Parties").

        F.    The obligations of Grantor under the Guaranties are to be secured pursuant to this Deed of Trust.

ARTICLE 1

DEFINITIONS AND INTERPRETATION

        SECTION 1.1    Definitions.    As used herein, the following terms shall have the following meanings:

          (a)    "Base Rate":    For any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 0.5% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          (b)    "Default Rate":    The sum of the Base Rate plus 2%.

          (c)    "Event of Default":    The failure by Grantor to make any payment under either Guaranty upon demand therefor by Administrative Agent or any Noteholder.

          (d)    "Federal Funds Rate":    For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day, and (b) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          (e)    "Financing Agreement":    The Credit Agreement, the Note Agreement, each Note (as defined in the Note Agreement), the Global Note and any other agreement which evidences or gives rise to any obligation that is secured pursuant to the Guaranties or pursuant to which any collateral is granted to secure the obligations under any other Financing Agreement.

          (f)    "Indebtedness":    All obligations of Grantor under the Guaranties. The scheduled final maturity date of the Indebtedness is October 31, 2011 and the maximum principal amount of the Indebtedness is $225,000,000.

          (g)    "Mortgaged Property":    All of Grantor's right, title and interest in and to the following:

              (i)  the fee interest, if any, in the real property described in Exhibit A hereto (the "Land"), which together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including easements, rights-of-way, development rights and all right, title and interest now owned or hereafter acquired by Grantor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways and strips and gores of land adjacent to or used in connection with the Land (all of the foregoing, together with the Land, collectively the "Real Property");

             (ii)  all buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any other real property encumbered hereby (the "Improvements");

            (iii)  (x) all fixtures (as defined in the UCC (as defined below)), and all extensions, additions, accessions, improvements, betterments, renewals, substitutions and replacements thereto (the "Fixtures") (the Real Property, Fixtures and Improvements, collectively, the "Premises");

            (iv)  all leases, subleases, lettings, licenses, operating agreements, management agreements and other agreements affecting the Mortgaged Property that Grantor has entered into, taken by assignment, taken subject to, assumed or otherwise become bound by, now or in the future, that give any Person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Premises, and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Premises to extract or remove natural resources of any kind, together with all amendments, extensions and renewals of the foregoing, and all rental, service, maintenance or other similar agreements pertaining to use or occupation of the Premises or any part thereof, together with all related security and other deposits (the "Leases");

             (v)  all of the rents, revenues, receipts, royalties, income, proceeds, profits, license fees, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents");

            (vi)  all other agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements");

           (vii)  all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing;

          (viii)  all property tax refunds and rebates and utility refunds and rebates (the "Refunds");

            (ix)  all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds");

             (x)  all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "Insurance"); and

            (xi)  all of Grantor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any government authority pertaining to the Premises or Fixtures (the "Condemnation Awards").

          As used in this Deed of Trust, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein.

          (h)    "Obligations":    All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Guaranties.

          (i)    "UCC":    The Uniform Commercial Code in the State of Colorado, except to the extent that the provisions of Section 9-301 or any other section of the Uniform Commercial Code in the State of Colorado mandate that the Uniform Commercial Code of another jurisdiction be applied, in which event (and to such extent), the term "UCC" means the Uniform Commercial Code in effect in that jurisdiction.

        SECTION 1.2    Interpretation.    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The term "including" is by way of example and not limitation. Any reference to an Article or a Section is to the relevant Article or Section of this Deed of Trust, unless otherwise specified. Article, Section and subsection headings herein are included for convenience of reference only and shall not affect the interpretation of this Deed of Trust.

ARTICLE 2

GRANT

        SECTION 2.1    Grant.    To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, ASSIGNS, and CONVEYS to Trustee the Mortgaged Property, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, IN TRUST, WITH POWER OF SALE, and Grantor hereby binds itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

        Grantor represents and warrants to Beneficiary and the Benefited Parties as follows:

        SECTION 3.1    Title to Mortgaged Property and Lien of this Instrument.    Grantor has (i) good, sufficient and legal title to (in the case of fee interests in real property comprising the Mortgaged Property) and (ii) good and marketable title to (in the case of all other property comprising the Mortgaged Property) the Mortgaged Property free and clear of all Liens, claims and interests, except Liens permitted by Section 7.01(a), (b) or (f) of the Credit Agreement and Section 10.5 of the Note Agreement ("Permitted Liens"). Grantor has and will continue to have full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create Liens on the Mortgaged Property as provided herein. The Mortgaged Property is accurately, completely, adequately and sufficiently described herein and in Exhibit A as required by applicable laws for this Deed of Trust to create a deed of trust lien on (and security interest against) all of the Mortgaged Property.

        SECTION 3.2    Other Real Property.    Grantor does not own or lease or have any interest in any other real property used or useful in the operation of the Mortgaged Property, other than the real property described on Exhibit A hereto.

        SECTION 3.3    First Priority Deed of Trust.    This Deed of Trust creates a valid, enforceable first priority deed of trust lien and security interest against the Mortgaged Property and first priority assignment of the Leases and Rents, subject in each case only to Permitted Liens, and there are no defenses or offsets to Grantor's obligations pursuant to this Deed of Trust. Grantor shall preserve and protect the Lien and security interest created hereunder and the priority thereof. If any Lien or security interest other than any Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, at its expense, (a) give Beneficiary a detailed written notice of such Lien or security interest (including origin, amount and other terms) and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Financing Agreements (including the requirement of providing a bond or other security reasonably satisfactory to Beneficiary).

        SECTION 3.4    Leases.    With respect to the assignment of Leases and Rents set forth in Article 6, Grantor represents that (i) it has provided Beneficiary with a true and complete copy of each Lease in effect on the date hereof; (ii) as of the date hereof, Grantor is not, in the capacity of lessor, a party to any other lease, whether written or oral, or any agreement for the use and occupancy of any of the Mortgaged Property, except as heretofore disclosed in writing by Grantor to Beneficiary; (iii) the Leases are valid, binding and in full force and effect and have not been amended or modified, except as heretofore disclosed in writing by Grantor to Beneficiary; (iv) Grantor is the sole owner of the lessor's interest in the Leases; (v) except for Permitted Liens, Grantor has not executed any other assignment or pledge of any of the Leases or Rents or performed any other act or executed any other instrument which might prejudice Beneficiary's rights hereunder; (vi) to the best of Grantor's knowledge, no default exists on the part of any lessee, or on the part of Grantor, as lessor, in the performance of the terms, covenants, provisions, conditions or agreements contained in any Lease; (vii) Grantor knows of no condition which, with the giving of notice or the passage of time or both, would constitute a default under any Lease on the part of any lessee or Grantor, as lessor, except as heretofore disclosed in writing by Grantor to Beneficiary; (viii) no rent has been paid by any lessee for more than one installment in advance; and (ix) no payment of any of the Rents to accrue under the Leases has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Grantor, except as heretofore disclosed in writing by Grantor to Beneficiary.

        SECTION 3.5    Peaceable Possession.    Grantor's possession of the Mortgaged Property has been peaceable and undisturbed and, to the best of Grantor's actual knowledge, without investigation or inquiry, except as previously disclosed in writing to Beneficiary, the title thereto has never been disputed or questioned, and, except as previously disclosed in writing to Beneficiary, Grantor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

        SECTION 3.6    Taxes.    The Land is or will be taxed separately without regard to any other property. Grantor has not received any notice of any federal, state or local tax claim or Lien assessed or filed against Grantor or the Mortgaged Property for taxes which are due and payable, unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any other court located in the United States.

        SECTION 3.7    Casualty and Condemnation.    The Mortgaged Property has not been damaged or destroyed by fire or other casualty, and no condemnation or eminent domain proceeding has been commenced or is pending with respect to the Mortgaged Property and, to the best of Grantor's knowledge, no such condemnation or eminent domain proceeding is about to be commenced.

        SECTION 3.8    Other Mortgaged Property Rights.    All easements, leasehold and other property interests, all utility and other services (including gas, electric, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials and rights.

        SECTION 3.9    Subdivision Compliance.    The Land has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Premises in order for Grantor to mortgage, convey or otherwise deal with the Premises as a separate lot or parcel.

ARTICLE 4

COVENANTS OF GRANTOR

        Grantor covenants for the benefit of Beneficiary and the Benefited Parties as follows:

        SECTION 4.1    Payment and Performance.    Grantor shall pay the Indebtedness when due under the Guaranties and shall perform the Obligations in full when they are required to be performed in accordance with the terms of the Guaranties.

        SECTION 4.2    Warranty of Title.    Grantor shall warrant, preserve and defend Grantor's title to the Mortgaged Property, the interest of Beneficiary and the Benefited Parties in and to the Mortgaged Property and the validity, enforceability and priority of the Lien of this Deed of Trust, this assignment of Leases and Rentals and this grant of a security interest against the claims and demands of all Persons whomsoever, at its sole cost and expense.

        SECTION 4.3    Taxes.

        (a)   Grantor shall pay, prior to delinquency, all taxes, charges and similar assessments ("Impositions") imposed or levied by any government authority which create a Lien upon the Mortgaged Property or any part thereof. If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Beneficiary which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such taxes shall be deemed to be included within the term "Impositions" as defined herein, and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Grantor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Beneficiary, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

        (b)   Subject to the provisions of Section 4.3(c), upon written request therefor Grantor shall furnish to Beneficiary within 30 days after the date upon which any Imposition would be delinquent, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

        (c)   Grantor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Mortgaged Property, such contest proceedings conclusively operate to stay the sale of any portion of the Mortgaged Property to satisfy such Imposition.

        SECTION 4.4    Utilities.    Grantor shall pay, when due, all utility charges incurred by Grantor for the benefit of the Mortgaged Property, or which may become a charge or Lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are Liens thereon.

        SECTION 4.5    Adverse Action.    Grantor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or any Benefited Party and shall pay all costs and expenses, including the cost of a title report and reasonable attorneys' fees (including the reasonable attorneys' fees of Beneficiary and such Benefited Party) incurred in any such action. If Grantor receives any notice or other instrument which might materially and adversely affect the Mortgaged Property or the deed of trust lien of this Deed of Trust, Grantor shall promptly furnish a copy of such notice or other instrument to Beneficiary. The notices referred to shall include notices from any tenant or landlord of the Mortgaged Property claiming a default by Grantor under any Lease; any notice from a government authority concerning any special tax; any notice of any alleged violation of any building, zoning, fire or other law or regulation affecting the Mortgaged Property; any notice of a mechanic's or supplier's Lien, whether actually filed or threatened; and any notice of an action or proceeding filed or threatened against Grantor or the Mortgaged Property.

        SECTION 4.6    Condemnation Awards and Insurance Proceeds.

        (a)    Condemnation Awards.    Grantor assigns all Condemnation Awards to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor.

        (b)    Insurance Proceeds.    Grantor assigns to Beneficiary all of Grantor's right, title and interest in and to all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor (i) authorizes Beneficiary to collect and receive such proceeds and (ii) authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

        (c)    Insurance.

            (i)  Grantor shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required hereunder unless such insurance is endorsed in favor of Beneficiary as loss payee or additional insured, as applicable, and contains endorsements providing coverage secondary to the insurance required to be carried hereunder. Nothing contained herein shall prohibit Grantor from holding or obtaining an owner's policy of title insurance covering the Mortgaged Property.

           (ii)  If Grantor fails to maintain the insurance required to be maintained by any Financing Agreement, then Beneficiary, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor, and all expenses so incurred of every kind and character shall be a demand obligation owing by Grantor to Beneficiary and shall bear interest from the date of expenditure until paid at the Default Rate, and the same shall be secured by the lien evidenced by this Deed of Trust. Beneficiary shall not be responsible for the solvency of any company issuing any insurance policy, whether or not selected or approved by it, or for the collection of any amount due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it.

ARTICLE 5

DEFAULT AND FORECLOSURE

        SECTION 5.1    Remedies.    If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

        (a)    Entry on Mortgaged Property.    Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

        (b)    Operation of Mortgaged Property.    Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7.

        (c)    Foreclosure and Sale.    Elect to commence foreclosure proceedings by way of a public trustee's sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statutes, as amended, or in any other manner then permitted by law, four weeks' public notice having previously been given of the time and place of such sale by advertisement, weekly, in a newspaper of general circulation in the county in which the property is located, or upon such other notice as may then be required by law; or foreclose this Deed of Trust by appropriate proceedings in any court of competent jurisdiction. Beneficiary, any Benefited Party or any designee of any of the foregoing may be a purchaser at such sale, and if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. If this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing the remedies provided herein, including reasonable attorneys' fees and costs of appraisals and title evidence. Except as otherwise provided by applicable law or in Section 5.7, Trustee shall apply the proceeds of sale in the following order: (a) to all costs and expenses of the sale, including the Trustee's fees, attorneys' fees and costs of appraisals and title evidence; (b) to all sums secured by this Deed of Trust in accordance with the terms of the Intercreditor Agreement; and (c) the excess, if any, to the person or persons legally entitled thereto. Nothing in this Section 5.1(c) shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

        (d)    Receiver.    Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property.

        (e)    Acceleration.    Declare the Indebtedness to be immediately due and payable and thereupon all Indebtedness shall be and become immediately due and payable.

        (f)    Other.    Exercise all other rights, remedies and recourses granted under the Intercreditor Agreement or any Financing Agreement or otherwise available at law or in equity.

        SECTION 5.2    Separate Sales.    The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        SECTION 5.3    Remedies Cumulative, Concurrent and Nonexclusive.    Beneficiary, the Benefited Parties, and Trustee have all rights, remedies and recourses granted in the Intercreditor Agreement and any Financing Agreement, and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Collateral Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, the Required Benefited Parties (as defined in the Intercreditor Agreement) or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, any Benefited Party or Trustee in the enforcement of any right, remedy or recourse under any Financing Agreement or any Collateral Document or otherwise at law or equity shall be deemed to cure any Event of Default.

        SECTION 5.4    Release of and Resort to Collateral.    Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest (including with respect to the Mortgaged Property) created in or evidenced by the other Collateral Documents. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

        SECTION 5.5    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Grantor irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as expressly provided for herein or in any applicable Financing Agreement, all notices of any Event of Default or of any election by Trustee, Beneficiary or any Benefited Party to exercise or the actual exercise of any right, remedy or recourse provided for herein, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        SECTION 5.6    Discontinuance of Proceedings.    Beneficiary, any Benefited Party or Trustee have the unqualified right to invoke any right, remedy or recourse permitted hereunder or under applicable law and the unqualified right thereafter to discontinue or abandon it for any reason, and, in such an event, Grantor, Beneficiary, the Benefited Parties and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Financing Agreements, the Mortgaged Property and otherwise, and the rights, remedies and recourses of Beneficiary, the Benefited Parties and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, any Benefited Party or Trustee thereafter to exercise any right, remedy or recourse under any Financing Agreement for such Event of Default.

        SECTION 5.7    Application of Proceeds.    Subject to Section 5.1(c), the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary in accordance with the terms of the Intercreditor Agreement.

        SECTION 5.8    Additional Advances and Disbursements; Costs of Enforcement.

        (a)   If any Event of Default exists, Beneficiary and each of the Benefited Parties has the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any Benefited Party under this Section 5.8, or otherwise under this Deed of Trust or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

        (b)   Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. To the fullest extent permitted by law, any costs incurred by Beneficiary or its attorney as a part of the cost of foreclosure in conjunction with Grantor's default hereunder shall be deemed allowable by Trustee in a foreclosure action. Such allowable costs shall include appraisal fees, attorneys' fees and all costs incurred by Beneficiary or its attorney in conjunction with securing, preserving and maintaining the Mortgaged Property and any improvements contained thereon, such as, by way of example and not by way of limitation, costs incurred in conjunction with the appointment and/or institution of a receivership (whether or not a receiver be appointed).

        SECTION 5.9    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other right, power or remedy afforded to Beneficiary under this Deed of Trust or any other Collateral Document, at law or in equity, shall cause Beneficiary, any Benefited Party or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, any Benefited Party or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        SECTION 5.10    Actions by Beneficiary to Preserve the Mortgaged Property.    If Grantor fails to make any payment or do any act as and in the manner provided in this Deed of Trust beyond any applicable cure period, Beneficiary, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may make such payment or do such act in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), Beneficiary shall have and is hereby given the right, but not the obligation, to the extent permitted under applicable law, (a) to enter upon and take possession of the Mortgaged Property; (b) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (c) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Beneficiary; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, in Beneficiary's judgment, may affect or appear to affect the security of this Deed of Trust; and (e) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Grantor shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees, together with interest thereon from the date incurred at the Default Rate. All such costs and expenses together with such interest shall be secured by this Deed of Trust.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

        SECTION 6.1    Assignment.    In furtherance of and in addition to the assignment made by Grantor in Section 2.1, Grantor absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default exists, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. During the existence of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or the solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

        SECTION 6.2    Perfection Upon Recordation.    Grantor acknowledges that Beneficiary has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that, to the extent permitted under applicable law, upon recordation of this Deed of Trust Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and all third parties, including any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

        SECTION 6.3    Bankruptcy Provisions.    Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE 7

SECURITY AGREEMENT

        SECTION 7.1    Fixture Filing.    This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. For purposes of the UCC and the fixture filing, information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust, Grantor is the "Debtor", Beneficiary is the "Secured Party" and the collateral is all of the Mortgaged Property which is or is to become fixtures.

        SECTION 7.2    Financing Statements.    Grantor shall execute (as applicable) and deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor authorizes Beneficiary to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Deed of Trust as a financing statement in any jurisdiction.

ARTICLE 8

CONCERNING THE TRUSTEE

        SECTION 8.1    Certain Rights.    Trustee has the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee is entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent or comparative negligence of Trustee; provided that Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

        SECTION 8.2    Retention of Money.    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder.

        SECTION 8.3    Colorado Law Regarding Public Trustees.    Nothing in this Deed of Trust shall be deemed to contradict or add to the rights of a public trustee under Colorado law.

ARTICLE 9

MISCELLANEOUS

        SECTION 9.1    Notices.    Any notice hereunder shall be in writing (including facsimile transmission) and shall be sent to Grantor or Beneficiary at its address set forth in the introductory paragraph (or at such other address as such party may have designated as its address for such purpose).

        SECTION 9.2    Covenants Running with the Land.    All obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All subsequent owners and lenders who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of this Deed of Trust.

        SECTION 9.3    Attorney-in-Fact.    Grantor irrevocably appoints Beneficiary and its successors and assigns as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notice of completion, notice of cessation of labor or any other notice that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within five (5) Business Days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Property Agreements, Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other Person for any failure to take any action which it is empowered to take under this Section 9.3.

        SECTION 9.4    Successors and Assigns.    This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Benefited Parties, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

        SECTION 9.5    No Waiver.    Any failure by Beneficiary, any Benefited Party or Trustee to insist upon strict performance of any of the terms, provisions or conditions of this Deed of Trust shall not be deemed to be a waiver thereof, and Beneficiary, the Benefited Parties or Trustee have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

        SECTION 9.6    Conflicting Provisions.    If any conflict exists between this Deed of Trust and any Financing Agreement, such Financing Agreement shall govern.

        SECTION 9.7    Release.    Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary shall release this Deed of Trust in due form in accordance with applicable law at Grantor's expense. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Beneficiary.

        SECTION 9.8    Waiver of Stay, Moratorium and Similar Rights.    Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any right or remedy of Beneficiary, the Benefited Parties or Trustee.

        SECTION 9.9    Applicable Law.    This Deed of Trust is a contract made under and intended to be construed in accordance with and governed by the laws of the State of Colorado. No defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding resulting from the enforcement of this Deed of Trust unless such defense is also given or allowed by the laws of the State of Colorado.

        SECTION 9.10    Beneficiary as Collateral Agent; Successor Collateral Agents.

        (a)   Collateral Agent has been appointed to act as Collateral Agent hereunder by the Benefited Parties. Collateral Agent has the right hereunder to make demands, to give notices, to exercise or refrain from exercising any right, and to take or refrain from taking any action (including the release or substitution of the Mortgaged Property) in accordance with the terms of the Intercreditor Agreement, any related agency agreement among Collateral Agent and the Benefited Parties (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Deed of Trust. Grantor and all other Persons are entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Collateral Agent, without inquiry into the existence of required consents or approvals of the Benefited Parties therefor.

        (b)   Beneficiary shall at all times be the same Person that is Collateral Agent under the Agency Documents. Written notice of resignation by Collateral Agent pursuant to the Agency Documents shall also constitute notice of resignation as Collateral Agent under this Deed of Trust. Removal of Collateral Agent pursuant to any provision of the Agency Documents shall also constitute removal as Collateral Agent under this Deed of Trust. Appointment of a successor Collateral Agent pursuant to the Agency Documents shall also constitute appointment of a successor Collateral Agent under this Deed of Trust. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent under the Agency Documents, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent as Beneficiary under this Deed of Trust, and the retiring or removed Collateral Agent shall promptly (i) assign and transfer to such successor Collateral Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Collateral Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Liens and security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Collateral Agent hereunder.

        SECTION 9.11    Revolving Line of Credit Revolving Provisions.    Grantor acknowledges and agrees that (a) the Credit Agreement evidences a revolving line of credit and indebtedness under the Credit Agreement may be repaid and readvanced from time to time, (b) this Deed of Trust shall secure, to the fullest extent permitted by applicable law, the guaranty by Grantor of all additional or future advances and readvances of principal under the Credit Agreement, (c) the line of credit evidenced by the Revolving Notes and secured by this Deed of Trust shall be used by the Company primarily for business or commercial purposes, (d) this Deed of Trust shall remain in full force and effect, without loss of priority, until the payment in full of the indebtedness and obligations secured hereby and the termination of all commitments of the Benefited Parties to extend credit to the Company and (e) this Deed of Trust shall not be extinguished as a result of the indebtedness and obligations under the Credit Agreement having a zero balance from time to time (and, to the full extent permitted by applicable law, Grantor hereby waives the operation of any applicable law, statutory or otherwise, having a contrary effect).

        SECTION 9.12    Severability.    If any provision of this Deed of Trust is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Deed of Trust shall remain in full force and effect

ARTICLE 10

EVIDENCE OF INDEBTEDNESS

        For purposes of this Deed of Trust, the evidence of the Indebtedness secured hereby shall be a fully executed original of the Global Note, such that, for example, the Global Note may be presented to Trustee as original evidence of the indebtedness secured hereby when seeking to foreclose on this Deed of Trust or securing any partial or complete release of this Deed of Trust, and Trustee shall accept a signed original of the Global Note as the original evidence of indebtedness or "promissory note" for such purposes.

ARTICLE 11

SUCCESSOR TRUSTEE

        Unless otherwise prohibited by applicable law, Beneficiary acting alone may from time to time, by written instrument executed and acknowledged by Beneficiary, mailed to Grantor and recorded in the county in which the Land is located, and by otherwise complying with the provisions of applicable law, substitute a successor or successors to Trustee named herein or acting hereunder.

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        IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

TELETECH SERVICES CORPORATION, a Colorado corporation
By:

Name:

Its:

STATE OF COLORADO	)
	)	ss
COUNTY OF DOUGLAS	)

        The foregoing was acknowledged before me this    day of October, 2003, by                        as                         of TeleTech Services Corporation, a Colorado corporation.

WITNESS my hand and official seal.
Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

Lot 1A, Meridian Office Park Filing No. 3, 1st Amendment
Lot 2, Meridian Office Park Filing No. 3

County of Douglas
State of Colorado

Commonly known as 9197 South Peoria Street, Douglas County, Colorado:

QuickLinks

  Exhibit 10.10
DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (Colorado)
RECITALS
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 GRANT
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
ARTICLE 4 COVENANTS OF GRANTOR
ARTICLE 5 DEFAULT AND FORECLOSURE
ARTICLE 6 ASSIGNMENT OF RENTS AND LEASES
ARTICLE 7 SECURITY AGREEMENT
ARTICLE 8 CONCERNING THE TRUSTEE
ARTICLE 9 MISCELLANEOUS
ARTICLE 10 EVIDENCE OF INDEBTEDNESS
ARTICLE 11 SUCCESSOR TRUSTEE
EXHIBIT A LEGAL DESCRIPTION